As filed with the Securities and Exchange Commission on March 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOLBY LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-0199783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103-1410

(Address of principal executive offices, including zip code)

2020 STOCK PLAN

(formerly known as the 2005 Stock Plan)

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Andy Sherman, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103-1410

(415) 558-0200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Mark B. Baudler, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of Class A Common Stock of Dolby Laboratories, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2020 Stock Plan, as amended and restated (the “2020 Stock Plan”), formerly known as the 2005 Stock Plan and the Employee Stock Purchase Plan, as amended and restated (the “ESPP”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 (File No.  333-122908) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 18, 2005, (ii) the previous Registration Statement on Form S-8 (File No. 333-150804) filed by the Registrant with the SEC on May 9, 2008, (iii) the previous Registration Statement on Form S-8 (File No.  333-174319) filed by the Registrant with the SEC on May 18, 2011, (iv) the previous Registration Statement on Form S-8 (File No.  333-188602) filed by the Registrant with the SEC on May 14, 2013, (v) the previous Registration Statement on Form S-8 (File No.  333-202012) filed by the Registrant with the SEC on February 11, 2015, (vi) the previous Registration Statement on Form S-8 (File No.  333-216058) filed by the Registrant with the SEC on February 14, 2017 and (vii) the previous Registration Statement on Form S-8 (File No.  333-236622) filed by the Registrant with the SEC on February 25, 2020 are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Registrant are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC on November 18, 2022.

(2)

All other reports filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above.

(3)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 9, 2005, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Form of Registrant’s Class A common stock certificate.	S-1/A	333-120614	4.1	December 30, 2004

4.2	2020 Stock Plan (as amended and restated on February 7, 2023)	8-K	001-32431	10.1	February 10, 2023

4.3	Employee Stock Purchase Plan (as amended and restated on February 7, 2023)	8-K	001-32431	10.2	February 10, 2023

4.4	Form of Global Stock Option Agreement under the 2020 Stock Plan	10-Q	001-32431	10.1	February 2, 2017

4.5	Form of Executive Global Stock Option Agreement under the 2020 Stock Plan	10-Q	001-32431	10.2	February 2, 2017

4.6	Form of Global Restricted Stock Unit Agreement under the 2020 Stock Plan	10-Q	001-32431	10.3	February 2, 2017

4.7	Form of Executive Global Restricted Stock Unit Agreement under the 2020 Stock Plan	10-Q	001-32431	10.4	February 2, 2017

4.8	Form of Executive Performance-Based Stock Option Agreement	8-K	001-32431	99.2	December 11, 2015

4.9	Form of Executive Performance-Based Restricted Stock Unit Agreement	10-Q	001-32431	10.1	January 29, 2020

4.10	Form of Subscription Agreement under the ESPP – U.S. Employees	10-K	001-32431	10.11	November 19, 2009

4.11	Form of Subscription Agreement under the ESPP – Non-U.S. Employees	10-Q	001-32431	10.1	August 8, 2012

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 3rd day of March, 2023.

DOLBY LABORATORIES, INC.

By:	/S/ KEVIN J. YEAMAN
Kevin J. Yeaman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Yeaman and Robert Park, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connections therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue of hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ PETER GOTCHER Peter Gotcher	Chairman of the Board of Directors	March 3, 2023

/S/ KEVIN J. YEAMAN Kevin J. Yeaman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2023

/S/ ROBERT PARK Robert Park	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 3, 2023

/S/ RYAN NICHOLSON Ryan Nicholson	Vice President, Chief Accounting Officer (Principal Accounting Officer)	March 3, 2023

/S/ MICHELINE CHAU Micheline Chau	Director	March 3, 2023

/S/ DAVID DOLBY David Dolby	Director	March 3, 2023

/S/ TONY PROPHET Tony Prophet	Director	March 3, 2023

/S/ EMILY ROLLINS Emily Rollins	Director	March 3, 2023

/S/ SIMON SEGARS Simon Segars	Director	March 3, 2023

/S/ ANJALI SUD Anjali Sud	Director	March 3, 2023

/S/ AVADIS TEVANIAN, JR. Avadis Tevanian, Jr.	Director	March 3, 2023